SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         ------------------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of report (Date of earliest event reported) February 26, 1999



                       CARNEGIE INTERNATIONAL CORPORATION
               (Exact name of Registrant as specified in Charter)



                                    Colorado
                          (State or other Jurisdiction
                                of incorporation)
                                    000-08918
                            (Commission File Number)
                                   13-3692114
                          (IRS Employer Identification
                                      No.)



  Suite 1001, Executive Plaza #3, 11350 McCormick Road, Hunt Valley, Md. 21030
                (Address of Principal Executive Offices/Zip Code)



       Registrant's telephone number, including area code: (410) 785-7400




                                 Not Applicable
                                (Former Address)

                         INFORMATION TO BE IN THE REPORT

Item 2.  Acquisition or Disposition of Assets.

     As previously reported in the Form 10-KSB filed by the Company with the Securities and Exchange Commission, the Company acquired on February 26, 1999, all of the issued and outstanding stock of Paramount International Telecommunications, Inc., a Nevada corporation ("Paramount"). A copy of the Acquisition Agreement was filed as Exhibit 10.24 to the Company's Form 10-KSB.

     Paramount is an outside service provider to the hospitality as well as to the health care and pay-telephone industries in the United States, Mexico and Canada. Paramount markets call accounting systems similar to a PBX system, which with respect to hotels operate as the primary system to provide telephone-related services, including credit card calls and third party collect calls to their guests, as well as to produce the information necessary to bill guests for the telephone calls and to properly manage telecommunication services in the hotel.

     The consideration to the Paramount shareholders in the transaction was 6,950,000 shares of the Company's common stock, no par value. The consideration was determined by arm's length negotiation taking into consideration Paramount's future earnings potential.

     The shareholders of Paramount were David M. Moody, Michael Eberle, Kay Eberle and David Paton. No material relationship existed between any of the Paramount shareholders and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

     At the time of closing of the transaction, each of the Paramount shareholders entered into five-year employment agreements with Paramount. (The agreements are identical except for offices in Paramount to be held by each of the Paramount shareholders. Michael Eberle's agreement was filed as Exhibit
10.25 to the Company's Form 10-KSB as an example of the agreements.) Each agreement provides for a $130,000 base salary and bonus shares of the Company's common stock based on increases in sales revenues and maintaining profit margins by Paramount in the two-year period April 1, 1999 to March 31, 2001. Each of the Paramount shareholders received a signing bonus with respect to the employment agreements of cash in the amount of $375,000 and 12,500 restricted shares of Carnegie common stock. The cash portion of the signing bonuses, in the aggregate amount of $1,500,000, was funded by internally generated funds and by a loan in the amount of $400,000 from Olympia Partners, New York, New York, a shareholder of the Company. The loan has been repaid in full.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC.

                                                                            PAGE

          INDEPENDENT AUDITOR'S REPORT                                         1

          FINANCIAL STATEMENTS

               Balance Sheets                                                2-3

               Statements of Operations                                        4

               Statements of  Stockholders' Deficiency                         5

               Statements of Cash Flows                                      6-7

               Notes of Financial Statements                                8-17

 (b)      Pro Forma Financial Information.

          Consolidated Pro Forma Unaudited Balance Sheet
             as of December 31, 1998                                          18

          Consolidated Pro Forma Unaudited Statement of Operations
             as of December 31, 1998                                          19

          Notes to Condensed Pro Forma Unaudited Financial Statements
             as of December 31, 1998                                          20

 (c)      Exhibits.

          2.1 Acquisition Agreement between the Company and Paramount International Telecommunications, Inc. (filed as Exhibit 10.24 to the Company's Form 10-KSB, filed with the Commission on April 27, 1999 and incorporated by reference herein.)

          2.2 Employment Agreement between Paramount International Telecommunications, Inc. and Michael Eberle (filed as Exhibit
          10.25 to the Company's Form 10-KSB, filed with the Commission on April 27, 1999 and incorporated by reference herein.)

                                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CARNEGIE INTERNATIONAL CORPORATION



Date: May 24, 1999                     By:      /s/ Lowell Farkas
                                                --------------------------------
                                                Lowell Farkas, President




C77818a.108Y:2

                                  EXHIBIT INDEX



Exhibit
Number            Description of Exhibit

2.1 Acquisition Agreement between the Company and Paramount International Telecommunications, Inc. (filed as Exhibit 10.24 to the Company's Form 10-KSB, filed with the Commission on April 27, 1999 and incorporated by reference herein.)

2.2 Employment Agreement between Paramount International Telecommunications, Inc. and Michael Eberle (filed as Exhibit
                  10.25 to the Company's Form 10-KSB, filed with the Commission on April 27, 1999 and incorporated by reference herein.)

                PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC.
                                 AND SUBSIDIARY

                              FINANCIAL STATEMENTS

                               FOR THE YEARS ENDED

                           DECEMBER 31, 1998 AND 1997

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                           DECEMBER 31, 1998 AND 1997

                                    CONTENTS

INDEPENDENT AUDITORS' REPORT.......................................1

FINANCIAL STATEMENTS:

         Balance Sheets........................................2 - 3

         Statements of Operations..................................4

         Statements of Stockholders' Deficiency....................5

         Statements of Cash Flows..............................6 - 7

         Notes to Financial Statements.........................8- 17

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                             1801 CENTURY PARK EAST
                                   SUITE 1132
                          LOS ANGELES, CALIFORNIA 90067

                               TEL: (310) 282-9131
                               FAX: (310) 282-9130

New York Office
888 Seventh Avenue
New York, New York 10106
Tel:  (212) 757-8400
Fax:  (212) 757-6124

                          INDEPENDENT AUDITORS' REPORT


TO THE STOCKHOLDERS'
PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC.

We have audited the accompanying balance sheets of Paramount International Telecommunications, Inc. and Subsidiary as of December 31, 1998 and 1997, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. These financial statements have been reissued, see Notes 8 and 12.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presently fairly, in all material respects, the financial position of Paramount International Telecommunications, Inc. and Subsidiary as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                    /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                                        MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                            Certified Public Accountants
Los Angeles, California
February 2, 1999, except for
Notes 8 and 12 which are as
of May 19, 1999

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                                 BALANCE SHEETS
                                  DECEMBER 31,


                                                                              1998                      1997
                                                                       -----------------         ------------------
     ASSETS
CURRENT ASSETS

     Cash                                                              $          44,859         $           32,124
     Accounts Receivable                                                         846,912                    341,437
     Receivable Sales-Type Lease - Current Portion                                72,000                          -
     Prepaid Expenses                                                              4,515                          -
                                                                       -----------------         ------------------

     Total Current Assets                                                        968,286                    373,561

RECEIVABLES SALES-TYPE LEASE-
Less Current Portion                                                              96,000                          -

EQUIPMENT AND FURNITURE, net                                                     247,186                     40,135

EXCESS COST OVER FAIR VALUE OF NET
     ASSETS ACQUIRED, net                                                        708,724                          -

OTHER ASSETS                                                                      15,750                          -
                                                                       -----------------         ------------------

     TOTAL ASSETS                                                      $       2,035,946         $          413,696
                                                                       =================         ==================


The accompanying notes are an integral part of the financing statements.

                                      - 2 -

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                                 BALANCE SHEETS
                                  DECEMBER 31,



                                                                              1998                      1997
                                                                       -----------------         ------------------

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES

     Accounts Payable and Accrued Expenses                             $         827,553         $          573,791
     Notes Payable - Current Portion                                             204,790                          -
     Capital Lease Obligations - Current Portion                                  36,038                          -
     Note Payable and Accrued Interest to Stockholder                          1,224,622                    222,946
     Deferred Revenue - Current Portion                                           38,000                          -
                                                                       -----------------         ------------------

     Total Current Liabilities                                                 2,331,003                    796,737

NOTES PAYABLE, Less Current Portion                                              105,301                          -

CAPITAL LEASE OBLIGATION, Less Current Portion                                    39,936                          -

DEFERRED REVENUE, Less Current Portion                                            21,962                          -
                                                                       -----------------         ------------------

     Total Liabilities                                                         2,498,202                    796,737
                                                                       -----------------         ------------------

MINORITY INTEREST                                                                      -                          -

COMMITMENTS AND CONTINGENCIES (Note 7)                                                 -                          -

STOCKHOLDERS' DEFICIENCY
     Common Stock, no par value, 25,000 shares
     authorized, 2,000 shares issued and outstanding                               2,000                    252,000
     Stock Subscription Receivable                                     (             980)         (             980)
     Accumulated Deficit                                               (         463,276)         (         634,061)
                                                                        ----------------           ----------------

     Total Stockholders' Deficiency                                    (         462,256)         (         383,041)
                                                                        ----------------           ----------------

     TOTAL LIABILITIES AND
     STOCKHOLDERS' DEFICIENCY                                                 $2,035,946         $          413,696
                                                                              ==========         ==================

The accompanying notes are an integral part of the financial statements.

                                                     - 3 -

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                            STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                              1998                      1997
                                                                       -----------------         ------------------

SALES                                                                  $      11,314,649         $          792,878

COST OF GOODS SOLD                                                             9,667,906                    558,211
                                                                       -----------------         ------------------

GROSS PROFIT                                                                   1,646,743                    234,667

SELLING, GENERAL AND ADMINISTRATIVE                                              981,314                    131,812
                                                                       -----------------         ------------------

INCOME FROM OPERATIONS                                                           665,429                    102,855
                                                                       -----------------         ------------------

OTHER INCOME (EXPENSE)
     Other Income                                                                      -                      4,928
     Interest Expense                                                  (          18,492)        (           85,453)
                                                                        ----------------          -----------------

     Total Other Income (Expense)                                      (          18,492)        (           80,525)
                                                                        ----------------          -----------------

INCOME BEFORE TAXES                                                              646,937                     22,330

TAXES                                                                                  -                          -
                                                                       -----------------         ------------------

NET INCOME                                                             $         646,937         $           22,330
                                                                       =================         ==================

The accompanying notes are an integral part of the financial statements.

                                      - 4 -

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                                         Stock
                                             Common Stock            Subscription        Accumulated
                                         Shares      Amount           Receivable           Deficit         Total

Balance, January 1, 1996                  2,000    $   252,000       $  (   980)      $(   423,417)    $(  172,397)

Distributions to Stockholder                  -              -                 -      (    232,974)    (   232,974)

Net Income                                    -              -                 -            22,330          22,330
                                    -----------    -----------       -----------      -------------    ------------

Balance, December 31, 1997                2,000        252,000       (      980)      (    634,061)    (   383,041)

Return of Capital to Equalize
Stockholder Accounts                          -    (  250,000)                 -                  -    (   250,000)

Distributions to Stockholder                  -              -                 -      (    476,152)    (   476,152)

Net Income                                    -              -                 -           646,937         646,937
                                    -----------    -----------       -----------      -------------    ------------

Balance, December 31, 1998                2,000    $     2,000       $(     980)      $(   463,296)    $(  462,276)
                                    ===========    ===========       ===========      =============    ============

The accompanying notes are an integral part of the financial statements.

                                      - 5 -

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                             1998                      1997
                                                                       -----------------         ------------------
CASH FLOWS FROM OPERATION ACTIVITIES:

     Net Income                                                        $         646,937         $           22,330
     Adjustments to Reconcile Net Income to Cash
      Provided by Operating Activities:
         Sales - Type Lease                                            (         122,000)                         -
         Depreciation and Amortization Expense                                    94,753                      7,282
         (Increase) Decrease in:
              Accounts Receivable                                      (         451,283)        (          341,437)
              Prepaid Expenses                                         (           4,515)                         -
              Other Assets                                             (          15,750)                         -
         Increase (Decrease) in:
              Accounts Payable and Accrued Expenses                              112,796                    405,152
              Deferred Revenue                                         (          34,038)                         -
                                                                        ----------------         ------------------
     Net Cash Provided by Operating Activities                                   226,900                     93,327
                                                                       -----------------         ------------------

CASH FLOWS FROM INVESTING ACTIVITIES
     Cash Collected from Receivable Sales-Type Lease                              48,000                          -
     Purchase of Equipment and Furniture                                 (       129,303)           (        19,282)
     Acquisition of Call Data Clear, Inc., net of cash acquired          (       197,259)                         -
                                                                          --------------         ------------------
Net Cash Used in Investing Activities                                    (       278,562)           (        19,282)
                                                                                                 ------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from Note Payable to Stockholder                                   467,143                    105,152
     Payments for Note Payable to Stockholder
     Proceeds from Notes Payable                                                 123,000                          -
     Repayments of Notes Payable                                       (          23,812)                         -
     Net Repayments for Line of Credit                                 (          12,435)                         -
     Payments for Capital Lease Obligations                            (          13,347)                         -
     Distribution to Stockholders                                      (         476,152)        (          149,278)
                                                                        ----------------          -----------------

Net Cash Provided By (Used In) Financing Activities                               64,397         (           44,126)
                                                                       -----------------          -----------------

NET INCREASE IN CASH                                                              12,735                     29,919
CASH AND CASH EQUIVALENTS -
     BEGINNING OF PERIOD                                                          32,124                      2,205
                                                                       -----------------         ------------------

CASH AND CASH EQUIVALENTS -
     END OF PERIOD                                                     $          44,859         $           32,124
                                                                        ================          =================

The accompanying notes are an integral part of the financial statements.

                                                     - 6 -

                                     MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                             CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

During the years ended December 31, 1998 and 1997, the Company paid $13,172.88 and $0 for interest, respectively, and no income taxes.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
TRANSACTIONS:

During the year ended December 31, 1998, the Company sold equipment under a sales-type lease for $210,000.



The accompanying notes are an integral part of the financial statements.

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1 -          THE ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

                  Organization

                  Paramount International Telecommunications, Inc. (the "Company"), a Nevada S Corporation, formed in 1996, provides telecommunication services. The Company provides its services to the lodging and pay-telephone industries in the United States, Canada and South America. The Company markets third-party manufactured PBX systems. Such products represent the primary systems used by hotels to provide telephone-related services to their guests, as well as the information necessary to bill guests for telephone calls and properly manage the telecommunications environment at the hotel. The Company bills and collects for the hotels, through a third-party service, the cost of calls initiated by the hotel guest. Also, the Company provides live-operator assistance and billing services for long-distance collect calls for the pay-telephone industry (See Note 8 - Stockholders' Equity for capital structure of the Company).

                  Principles of Consolidation

                  The December 31, 1998 balances include the accounts of the Company and its majority-owned subsidiary Call Data Clearing, Inc. ("CDC") from the date of acquisition (see Note 11) July 30, 1998, after elimination of intercompany accounts and transactions.

                  Use of estimates

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                  Concentration of Credit Risk

                  Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash, trade receivables and notes receivable. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company provides its

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1 - THE ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
         (continued)

                  services in the United States, Canadian and South American lodging industry and is thus dependent upon the conditions of the hospitality economic sectors of these countries. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

                  Impairment of long-lived Assets

                  In accordance with Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", long-lived assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amounts of such assets may not be recoverable. Impairment losses would be recognized if the carrying amounts of the assets exceed the fair value of the assets.

                  Inventories

                  Inventories consist of PBX systems and peripherals that are held for resale and charged to cost of goods sold upon installation, or for rental charged to equipment when installed and depreciated over three years. Inventories are stated at the lower of cost or market, with cost determined on a first-in, first-out basis.

                  Equipment and Furniture

                  The Company capitalizes the cost of all significant equipment and furniture additions including equipment purchased by the Company and installed at customer locations under rental agreements. Depreciation is computed over the estimated useful life of the asset or the terms of the lease for leasehold improvements, whichever is shorter, on a straight-line basis, as follows:

                           Telecommunication                  3 years
                           Computers                          5 years
                           Furniture and Fixtures             5 - 7 years
                           Leasehold Improvements             10 years

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1 - THE ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
         (continued)

                  Sales-Type Leases

                  A portion of the Company's revenue for the year ended December 31, 1998 has been generated using a sales-type lease. The Company sold equipment to a customer under a sales-type lease to be paid over a three-year period. Because the present value (computed at the rate implicit in the lease) of the minimum payments under this sales-type lease equals or exceeds 90 percent of the fair market value of the equipment and/or the length of the lease exceeds 75 percent of the estimated economic life of the equipment, the Company recognized the net effect of this transaction as a sale as required by generally accepted accounting principles.

                  Minority Interest

                  The December 31, 1998 financial statements do not reflect a minority interest liability as CDC, on a stand-alone basis has a stockholders' deficiency, and the consolidated statement of operations for the year ended December 31, 1998 does not reflect a minority interest's share of CDC's losses, as the related accrual would result in the Company's recordation of a minority interest receivable.

                  Revenue Recognition

                  The Company bills and collects, through a third party service, the cost of calls initiated by the hotel guests. The Company recognizes revenue each month based on the gross proceeds to be collected which are net of contractual allowances for uncollectible fees charged by the third-party billing agency. Product sales are recognized upon delivery of product to the customer.

                  Income Taxes

                  The Company accounts or income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred taxes are provided on a liability

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 1 - THE ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES
         (continued)

                  method  whereby   deferred  tax  assets  are  recognized  for
                  deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

                  The Company has elected to be taxed under the provisions of Sub Chapter-S of the Internal Revenue Code. Under the provisions, the Company does not pay federal corporate income taxes, but is subject to a 1.5% California franchise tax.


NOTE 2 - RECEIVABLE SALES-TYPE LEASE

                  In May 1998, the Company sold equipment to a customer under a sales-type lease to be paid over a three year period. Future minimum lease payments under the lease are as follows:

                  Year ending December 31,:
                    1999                                     $  72,000
                    2000                                        72,000
                    2001                                        24,000
                                                             ---------
                  Net minimum lease payments                   168,000
                  Less:  Current Portion                        (72,00)
                                                             ---------
                  Long-Term Portion                          $  96,000
                                                             =========

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 3 - EQUIPMENT AND FURNITURE

                  The cost of equipment and furniture consisted of the following as of December 31,:

                                                                              1998                    1997
                                                                       ---------------          --------------

                  Telecommunication                                    $   234,297               $  8,260
                  Computers                                                 46,594                 33,471
                  Furniture and Fixtures                                    32,263                  8,137
                  Leasehold Improvements                                     4,800                      -
                                                                     -------------           ------------
                                                                           317,954                 49,868
                  Less:  Accumulated Depreciation                           70,768                  9,733
                                                                     -------------           ------------
                                                                        $  247,186               $ 40,135
                                                                     =============           ============

                  Depreciation expense was $61,035 and $7,282 for 1998 and 1997, respectively.

NOTE 4 - ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                  Accounts  payable  and  accrued  expenses   consisted  of  the
                  following as of December 31,:

                                                                         1998                    1997
                                                                   ---------------          --------------

                  Trade Payable and Accruals                      $     827,553                 $   324,352
                  Distribution to Stockholder                                 -                     150,194
                  Interest Payable to Stockholder                             -                      99,245
                                                                ---------------             ---------------
                                                                  $     827,553                 $   573,791
                                                                  =============             ===============



                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 5 - NOTES PAYABLE

   Notes payable consisted of the following as of December 31,:

                                                                         1998                    1997
                                                                   ---------------          --------------

   Note  payable - Bank 9.25% per  annum,  secured  by  equipment under sales-type  lease, with monthly principal and interest payments of $3,902, due
     April 2001.                                                    $        98,188          $           -

   Note payable acquisition - non-interest
     bearing due January 15, 1999.                                          146,903                      -

   Note  payable  acquisition  - 6.0%  per  annum  with  interest payable on August 15, 1999 and starting  August 1999 monthly principal payments of $3,611 due in
     February 2001.                                                          65,000                      -
                                                                 ------------------      -----------------

   Total                                                                    310,091                      -

   Less:  Current Portion                                                  (204,790)                     -
                                                                 ------------------     ------------------

   Long-Term Portion                                             $          105,301     $                -
                                                                 ==================     ==================

   Required principal payments under note payable are as follows:

   For the year ending December 31,
     1999                                                        $          203,330
     2000                                                                    99,917
     2001                                                                     6,844
                                                                 ------------------
       Total                                                     $          310,091
                                                                    ===============

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 6 - NOTE PAYABLE STOCKHOLDER

                  A stockholder of the Company has made advances to fund operations of the Company. As of December 31, 1998 and 1997, the outstanding balance was $1,224,622 (including principal and interest) and $222,946, respectfully. The note accrues interest at 10% per annum, with interest only payments of $10,206 starting October 1998 through September 1999, at which time all unpaid interest and principal are due and payable.

                  The Stock Purchase Agreement (See Note 12 - Subsequent Event) requires the Company to satisfy the principal and interest by May 27, 1999. The Buyer, under the Stock Purchase Agreement has guaranteed the Company's payment of this debt.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

                  The Company leases its corporate office under a noncancelable operating lease with a stockholder of the Company, which expires on November 1, 1998. Also, the Company sub-leases space to a third party on a month-to-month basis. The Company also leases telecommunication equipment under non-cancelable capital lease arrangements. Net rent expense for December 31, 1998 and 1997 was approximately $32,874 and $8,754, respectfully.

                  Future minimum lease payments under noncancelable capital leases at December 31, 1998 are as follows:

                  Years Ending December 31,:
                    1999                                    $            46,404
                    2000                                                 37,329
                    2001                                                  5,985
                                                               -----------------
                                                                         89,718
                  Less:  Amount Representing Interest                   (13,744)
                                                               ----------------
                                                                         75,974
                  Less:  Current Portion                                (36,038)
                                                               -----------------
                  Long-Term Portion                           $           39,936
                                                              ==================

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

NOTE 8 - STOCKHOLDERS' EQUITY

                  These financial statements have been reissued in order to further described the following transaction:

                  Paramount Marketing & Telecommunications, Inc. ("PMT") was incorporated in the State of California in March 1996. PMT issued 1,000 shares of its no par value common stock, of which 180 were purchased by Stockholders ("Stockholders A") for $250,000 and the remaining five stockholders received 820 shares in aggregate as founders' shares for a total of seven stockholders. In 1996, Stockholders A also obtained the stock held by three stockholders of PMT resulting from the outcome of litigation. No other consideration was paid for the stock. This left four stockholders. In 1998, in order to equalize the capital accounts of the individual stockholders and thereby not jeopardize the S corporation status of the Company the original investment of $250,000 for Stockholders A was returned to them.

                  In October 1996, the four stockholders of PMT formed Paramount International Telecommunications, Inc. ("PIT"), a Nevada Corporation. PIT issued 2,000 shares of its no par value common stock for $1 a share.

                  For the year ended December 31, 1996 through the ten months ended October 30, 1997, the Company's operations were transacted through PMT and subsequent to October 30, 1997, the Company's operations were transacted through PIT. The accompanying financial statements and stockholders' equity are for the combined companies. However, the accompanying financial statements are presented as PIT given that the operation of PIT are the continuation of PMT's operations.

NOTE 9 - SALES

                  For the year ended December 31, 1998, the company had two customers whose sales and accounts receivable represented approximately $8,500,000 and $577,000, respectively, of total sales and accounts receivable.

NOTE 10 -         INCOME TAXES

                  For the years ended December 31, 1998 and 1997, the Company had no franchise taxes because of net loss carryforwards. There are no significant temporary

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

         PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

                  differences between the Company's tax and franchise bases except for net loss carryforwards for which a 100% allowance has been provided because management has determined that the Company may not realize all or a portion of this deferred tax asset.

NOTE 11 -         ACQUISITION

                  On July 31, 1998, the Company acquired 85% (in 1999, the Company acquired the remaining 15%) of the outstanding common stock of Call Data Clearing, Inc. in exchange for $765,000. The acquisition was accounted for by the purchase method of accounting; accordingly, the purchase price has been allocated to the assets acquired and the liabilities assumed based on the estimated fair values at the date of acquisition. The excess of the purchase price over the estimated fair value of net assets acquired of $831,155 has been recorded as excess cost over fair value of net assets acquired, which is being amortized over ten years.

                  The estimated fair value of assets acquired and liabilities assumed is summarized as follows:

                  Cash                                                              $    353,678
                  Accounts Receivable                                                     54,192
                  Inventories                                                             55,177
                  Equipment and Furniture                                                 82,693
                  Excess Cost Over Fair Value of Net Assets Acquired                     831,155
                  Accounts Payable and Other Liabilities                                (611,895)
                                                                                      ----------
                  Purchase Price                                                     $   765,000
                                                                                     ===========

                                     - 16 -

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

          PARAMOUNT INTERNATIONAL TELECOMMUNICATIONS, INC. AND SUBSIDIARY
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


NOTE 11 -         ACQUISITION -
                  (continued)

                  The following table presents the unaudited proforma condensed statement of operations for the year ended December 31, 1998 and reflects the results of operations of the Company as if the acquisitions of CDC had been effective January 1, 1998. The proforma amounts are not necessarily indicative of the combined results of operations had the acquisition been effective as of that date, or of the anticipated results of operations, due to cost reductions and operating efficiencies that are expected as a result of the acquisition.

                                                                        December 31,
                                                                            1998
                                                                         (unaudited)

                  Net Sales                                         $    12,979,434
                  Gross Profit                                      $     1,802,313
                  Selling, General and Administrative Expenses      $     1,171,065
                  Net Income                                        $       609,572



NOTE 12 -         SUBSEQUENT EVENTS

                  These  financial  statements  have been  reissued  in order to
                  reflect  the  closing  and   finalization   of  the  following
                  transaction after the original report date.

                  On February 26, 1999, the shareholders of the Company entered into an agreement to exchange all of the issued and outstanding shares of the Company's common stock in exchange for the Common Stock of a publicly held company.


                                     - 17 -

                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                            CERTIFIED PUBLIC ACCOUNTS

                       CARNEGIE INTERNATIONAL CORPORATION
                 CONSOLIDATED PROFORMA UNAUDITED BALANCE SHEET
                               DECEMBER 31, 1998

                                                                                 Proforma             Proforma
                                                 Carnegie        Paramount      Adjustments         Consolidated
                                                 --------        ---------      -----------         ------------
ASSETS

CURRENT ASSETS

Cash                                            $    789,068    $    44,859                          $     833,927
Accounts receivable - trade                          770,475        918,912                              1,689,387
Accounts receivable - affiliates                      22,452                                                22,452
Accounts receivable - former subsidiaries          1,941,583                                             1,941,583
Note receivable and accrued interest - affiliate   2,090,000                                             2,090,000
Inventory                                            163,686                                               163,686
Prepaid expenses                                     632,597          4,515           300,000(1)           937,112
                                                ------------    -----------                          -------------
Total current assets                               6,409,861        968,286                              7,678,147

PROPERTY AND EQUIPMENT, net                          815,121        247,186                              1,062,307

SOFTWARE DEVELOPMENT COSTS, net                    7,998,510                                             7,998,510

OTHER ASSETS
Intangibles, net                                  14,537,241        708,724        43,599,756(1)        58,845,721
Loans receivable - officers and employees              6,560         96,000                                102,560
Security deposits and other assets                    91,002         15,750         1,200,000(1)         1,306,752
                                                      ------        -------                              ---------
                                                  14,634,803        820,474                             60,255,033
                                                ------------    -----------                          -------------

                                                $ 29,858,295    $ 2,035,946                          $  76,993,997
                                                ============    ===========                          =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Notes payable                                      1,356,047                                             1,356,047
Current maturities of long-term debt                 112,806        240,828                                353,634
Current maturities of notes payable to stockholder   172,771      1,224,622                              1,397,393
  and affiliate
Accounts payable and accrued expenses              1,411,136        827,553                              2,238,689
Deferred revenue                                      66,056         38,000                                104,056
                                                   ---------      ---------                              ---------
Total current liabilities                          3,118,816      2,331.003                              5,449,819

LONG-TERM OBLIGATIONS
Long-term debt, less current maturities              375,359        167,199                                542,558
Notes payable to stockholder and affiliates          600,527             -                                 600,527
                                                     -------           ---                               ---------
                                                     975,886        167,199                              1,143,085
STOCKHOLDERS' EQUITY

Convertible preferred stock                          474,948                                               474,948
                                                                                       70,000 (1)
Common stock                                         545,212          1,020            (1,020)(1)          615,212
Additional paid-in capital                        27,058,770                       44,567,500 (1)       71,626,270
Accumulated deficit                               (1,029,973)      (463,276)          463,276 (1)       (1,029,973)
Accumulated other comprehensive loss                  (4,364)             -                                 (4,364)
                                                ------------    -----------                          -------------
                                                  27,044,593       (462,256)                            71,682,093
Less treasury stock at cost                       (1,281,000)                                           (1,281,000)
                                                ------------                                         -------------
                                                  25,763,593       (462,256)                            70,401,093
                                                ------------    -----------                          -------------

                                                $ 29,858,295    $ 2,035,946                          $  76,993,997
                                                ============    ===========                            ===========


                       CARNEGIE INTERNATIONAL CORPORATION
            CONSOLIDATED PERFORMA UNAUDITED STATEMENT OF OPERATIONS
                               DECEMBER 31, 1998

                                                                                Proforma             Proforma
                                                 Carnegie        Paramount      Adjustments         Consolidated
                                                 --------        ---------      -----------         ------------


Operating revenue                               $  8,549,659    $11,314,649                          $  19,864,308
Cost of sales                                      3,679,506      9,667,906                             13,347,412
                                                ------------    -----------                          -------------
Gross profit                                       4,870,153      1,646,743                              6,516,896

Operating expenses
Sales and marketing                                1,090,929        886,561                              1,977,490
General and administrative                         5,399,030             -            300,000 (2)        5,699,030
Depreciation and amortization                        862,763         94,753         2,179,988 (2)        3,137,504
                                                     -------    -----------                          -------------
                                                   7,352,722        981,314                             10,814,024
                                                ------------    -----------                          -------------

Operating income                                  (2,482,569)       665,429                             (4,297,128)

Other income (expense)
Interest expense                                    (608,838)       (18,492)                              (627,330)
Interest income                                      143,129                                               143,129
Sale of assets and release of covenants            1,551,016              -                              1,551,016
                                                   ---------     ----------                          -------------
                                                   1,085,307        (18,492)                             1,066,815
                                                ------------    -----------                          -------------

Income from continuing operations before
  income taxes                                    (1,397,262)       646,937                             (3,230,313)
Income taxes (benefit)                                    -              -                                      -
                                                ------------    -----------                          -------------
Net income from continuing operations            $(1,397,262)   $   646,937                           $ (3,230,313)
                                                ============    ===========                          ==============

Earnings per share
Basic                                            $     (0.03)                                         $      (0.06)
                                                 ============                                         =============
Diluted                                          $     (0.03)                                         $      (0.06)
                                                 ============                                         =============

Shares Outstanding
Basic                                             43,304,804                                            50,304,804
                                                  ==========                                            ==========
Diluted                                           47,040,585                                            54,040,585
                                                  ==========                                            ==========


                       CARNEGIE INTERNATIONAL CORPORATION
           NOTES TO CONDENSED PROFORMA UNAUDITED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998

The Proforma Unaudited Financial Statements have been prepared in order to present consolidated financial position and results of operations of Carnegie International Corporation (Carnegie) and Paramount International Telecommunications Corporation (Paramount) as if the acquisition had occurred at the beginning of 1998.

Paramount was acquired for 7 million shares of common stock of Carnegie. 6.95 million shares of stock were issued to the holders of 100 percent of the outstanding stock of Paramount. The remaining 50,000 shares of stock were distributed to the four executive officers of Paramount that entered into employment agreements for a term of five years. The stock that was issued in this transaction was valued at 85 percent of its closing price on February 26, 1999. In addition, these individuals were paid signing bonuses of $375,000 each as consideration to enter into the employment agreements.

Following is a description of the proforma adjustments that have been made to the financial statements.

(1) To record the acquisition of Paramount for stock and cash. The significant components of this transaction are:

Cash for signing bonuses                              $       1,500,000
Stock issued                                                 43,137,500
Excess of liabilities assumed over assets acquired             (462,256)
                                                      -----------------
Total consideration paid                              $      45,099,756
                                                      =================

Of this total $1.5 million has been allocated to prepaid expenses which will be amortized over the five year life of the employment agreements.

(2) To record one years amortization of intangibles and prepaid expenses arising from the acquisition of Paramount. The intangible assets acquired in the acquisition of Paramount are being amortized over a twenty-year period.

                                     - 20 -